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                                                                    EXHIBIT 99a

                                                                  PRESS RELEASE
             IMS INTRODUCES THE EXTENDED DIGITAL TEST STATION (XTS)
                 FEATURING 576 PINS AT IMS' TRADITIONAL LOW COST

   IMS' NEW EXTENDED DIGITAL TEST STATION, A NEXT GENERATION, HIGHER PIN COUNT VERSION OF THE ADVANCED DIGITAL TEST STATION (ATS), SETS A RECORD
    LOW COST FOR 100 MHZ, 512 PIN TEST STATIONS AT UNDER $2,500 PER PIN.

Beaverton, Oregon. -- March 25, 1997 -- Integrated Measurement Systems, Inc. (NASDAQ:IMSC) today announced the introduction of a new Test Station that extends the maximum pin count of the ATS-Trademark- Advanced Digital Test Station series to a new high of 576 I/O pins. IMS has designated the new system the eXtended Digital Test Station or XTS-Trademark-.

The XTS provides a full featured Test Station for testing complex devices such as deep-submicron ASICs, microprocessors and MCMs with an unparalleled combination of both high functionality and low cost per pin.

Higher Performance At A Lower Cost. "The market is demanding lower test costs without sacrificing functionality or performance and IMS is committed to meeting that need," commented Richard Gaunt, Marketing Manager for digital products at IMS. "With the introduction of the XTS, customers needing to test high performance, high pin count devices can benefit from the same cost reduction that IMS provided with the recent introduction of the ATS60e. Full ATS capabilities at 100 MHz for less than $2,500 per pin or 200 MHz at an extremely attractive price are new targets our competitors will have difficulty in matching."

Advanced Features. The XTS can be purchased with 100 MHz or 200 MHz performance in either single timeset or multiple timeset FT (Flex-Time) versions, configured with 512 I/O pins to 576 I/O pins, and up to 64 analog channels. The system provides full ATS specifications for testing packaged devices of up to 760 pins (576 I/O). It utilizes IMS "e series" data modules, including scan with up to 32 M of pattern depth. Analytic PMU, PMU per pin and any of IMS' software suites are fully supported.

A fully configured systems is priced under $2,500 per pin. Key XTS features include:

    Seven bits of data behind every pin, allowing Realtime Compare and Acquire for instant error detection and reporting.
    Per pin programmable functions such as driver or dual comparator levels, activeloads, variable slew rate, force and compare timing, tristate and masking, and data formats.
    Special Low Leakage Mode provides LESS THAN 250 nA of leakage current for low current devices such as found in medical equipment or battery operated devices.

Upgradable Performance. 100 MHz XTS Test Stations can be upgraded to 200 MHz operation with no loss of initial investment in hardware, training or test fixtures.

Timing-On-The-Fly. The XTS FT provides cycle switching, shrinking or stretching of clock or data cycles on-the fly and independently programmable clock channels providing up to 400 MHz clocks. The versatile time set switching on-the-fly capability is controlled through Time Navigator IIOMEGA, an interactive software environment that enables the XTS FT users to greatly reduce the time it takes to identify and understand critical timing paths within their devices.

Price and Availability. A fully configured 512 pin 100 MHz XTS Test Station is priced under $2,500 per pin. XTS Test Stations are available for shipment starting June, 1997.

Integrated Measurement Systems, Inc. (IMSC), is a worldwide leader in engineering Test Stations and Virtual Test Software, providing cost-effective solutions to reduce the time required to test and verify complex electronic circuits. For the past three years, IMS has been rated #1 in pure test in the VLSI Research Inc.'s Customer

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Satisfaction Survey List of 10 BEST Suppliers of Test and Material Handling
Equipment. IMS is listed on the NASDAQ National Market under the symbol IMSC. For more information, contact IMS at 9525 S.W. Gemini Drive, Beaverton, Oregon 97008. Ph: (503) 626-7117 or (800) 879-7117, Fax: (503) 644-6969 or
visit our Web site at www.ims.com.

ATS, XTS, Time Navigator II and the IMS logo are trademarks of Integrated Measurement Systems, Inc.